EXHIBIT 23(b)


            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

          We hereby consent to the incorporation by reference, in the Registration Statement on Form S-4 of Valley National Bancorp, of our report dated July 22, 1994 on our audits of the consolidated financial statements of Lakeland First Financial Group, Inc. and Subsidiaries as of June 30, 1994 and 1993 and for each of the three years in the period ended June 30, 1994.

                                       STEPHEN P. RADICS & CO.



Haledon, New Jersey
April 6, 1996